UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 1, 2016

Energizer Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Missouri (State or other jurisdiction of incorporation)	1-36837 (Commission File Number)	36-4802442 (IRS Employer Identification Number)
533 Maryville University Drive St. Louis, Missouri 63141 (Address of principal executive offices)
Registrant's telephone number, including area code: (314) 985-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On August 1, 2016, Energizer Holdings, Inc. (the "Company") announced that its Board of Directors declared a quarterly dividend of twenty-five cents ($0.25) per share on its Common Stock, payable on September 9, 2016 to all shareholders of record as of the close of business on August 19, 2016.

In addition, on August 1, 2016, the Board of Directors announced their intention to increase the Company’s regular quarterly dividend to $0.275 per share of Common Stock beginning in fiscal 2017. This represents a 10% increase over the current quarterly dividend of $0.25. Future declarations of dividends are subject to Board approval and may be adjusted at the discretion of the Board, as business needs or market conditions change. A copy of the press release announcing the dividend declaration for the fourth quarter of fiscal 2016 and the intention of the Board of Directors to increase the dividend for fiscal 2017 is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information furnished pursuant to this Item 7.01, including the attached exhibit, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information or exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release, dated August 1, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGIZER HOLDINGS, INC.

By:  /s/ Brian K. Hamm
Brian K. Hamm
Chief Financial Officer

Dated: August 1, 2016

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release, dated August 1, 2016

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